Exhibit 99.1

Nakamoto Reports Second Quarter 2026

Financial and Operating Results

First Full Quarter as an Integrated Bitcoin Company Highlights Early Execution, Product Innovation, and Growing Institutional Engagement

NASHVILLE, Tenn. – August 13, 2026: Nakamoto Inc. (NASDAQ: NAKA) (“Nakamoto” or the “Company”), a Bitcoin company that owns and operates a portfolio of Bitcoin-native enterprises, today announced its financial and operating results for the second quarter ended June 30, 2026.

“This was Nakamoto’s first full quarter operating as a combined company, with our media, asset management, and advisory businesses working together,” said David Bailey, Chairman and Chief Executive Officer of Nakamoto. “While our GAAP results reflect significant non-cash charges from goodwill impairment and the decline in Bitcoin’s price, this quarter we delivered the first positive adjusted operating income since Nakamoto became a Bitcoin operating company. We hosted the largest Bitcoin gathering in the world, guided the 210k Capital Fund to complete the first cleared Bitcoin Depositary Receipt trade through prime brokerage and DTCC settlement, and strengthened our capital structure by reducing debt by approximately $45 million. Nakamoto enters the second half with a stronger balance sheet, a focused strategy, and businesses built to lead the Bitcoin economy.”

Q2 2026 Financial Highlights

●	Reported total operating revenue of $35.9 million, including:

○	$25.6 million from Media & Information Services and Asset Management businesses
○	$10.4 million from Bitcoin treasury and derivatives strategy

●	Reported operating loss of $149.1 million, primarily driven by:

○	$105.2 million of non-cash goodwill impairment charges
○	The goodwill impairment is a non-cash charge reflecting a lower valuation of the acquired businesses amid the broader digital asset market decline. Even after this adjustment, the carrying value of the acquired businesses remains approximately in line with the consideration paid at acquisition.
○	$48.7 million of mark-to-market losses on our digital assets primarily associated with Bitcoin

●	Reported adjusted operating income of $7.3 million, primarily driven by:

○	$10.4 million from Bitcoin derivatives revenue
○	$3.6 million of adjusted operating income from Media & Information Services related to the success of the Bitcoin 2026 flagship conference (“Bitcoin 2026”)

●	Reported net loss of $133.0 million, or $6.65 per diluted share, due primarily to non-cash goodwill impairment and mark to market losses on digital assets
●	Reduced outstanding debt by approximately 45 million USDT and extended approximately 105 million USDT of principal to June 30, 2027 under the Company’s refinanced loan terms
●	Held 4,467 Bitcoin as of June 30, 2026, with an aggregate fair value of approximately $261.5 million at quarter-end

Q2 2026 Operational Highlights

●	Nakamoto:

○	Completed the closure of the Company’s legacy healthcare clinics on June 19, 2026, marking Nakamoto’s full transition into a Bitcoin operating company
○	Reduced outstanding debt by approximately $45 million, and extended a portion of our loan to June 30, 2027
○	Authorized a share repurchase program of up to $25 million, reflecting the Board’s confidence in the Company’s intrinsic value and long-term growth prospects
○	Appointed Chief Investment Officer, Tyler Evans, to Nakamoto’s Board of Directors (“Board”), further strengthening the Board’s expertise in Bitcoin-native capital markets, asset management, and strategic capital allocation

●	UTXO Management GP, LLC (“UTXO”):

○	Formed UTXO Preferred Income Strategies LP, UTXO’s first structured credit product, establishing a flexible institutional fund structure that expands the firm’s product capabilities and provides foundational infrastructure for the development of additional investment products
○	As investment manager, UTXO guided the 210k Capital Fund to complete the first cleared Bitcoin Depositary Receipt trade through traditional prime brokerage and DTCC settlement infrastructure, marking a historic milestone in integrating Bitcoin investment products into established financial markets and demonstrating UTXO’s ability to develop innovative institutional structures
○	UTXO’s actively managed Bitcoin fund, 210k Capital, generated a loss of 5% on assets under management during the quarter, compared with a 14% decline for Bitcoin over the same period, demonstrating the fund’s ability to preserve capital and outperform the underlying asset during a volatile market environment

●	BTC Inc.

○	Bitcoin 2026 generated total revenue of $22.6 million. The Company notes that conference revenue has historically tracked the Bitcoin market cycle; the Company believes the appropriate benchmark is the Bitcoin 2023 flagship conference (“Bitcoin 2023”) which earned revenue of $13.1 million. Bitcoin 2023 was the last conference held during a comparable drawdown, when Bitcoin was trading at approximately 60% below the previous all-time high. Against that benchmark, 2026 revenue grew approximately 73%, representing a three-year compounded annual growth rate of approximately 20% across a full market cycle. In the Company’s view, this cycle-adjusted comparison better reflects the structural growth of the conference franchise.
○	Launched the inaugural Deal Day at this year’s Bitcoin Conference, creating a curated forum to connect institutional investors, bankers, and operators to strengthen relationships and facilitate actionable deal flow across the Bitcoin and broader digital asset ecosystem
○	Expanded Bitcoin for Corporations’ institutional events platform through the inaugural BFC in NYC symposium, which convened approximately 250 corporate executives, capital allocators, and Bitcoin-industry decision-makers
○	Announced BM TV (Bitcoin Magazine TV), a daily live broadcast network designed to expand Bitcoin Magazine’s video media capabilities, increase year-round sponsorship inventory, and deliver institutional-focused coverage of Bitcoin, global markets, geopolitics, and frontier technology across multiple digital platforms

Q2 2026 Financial Summary

($ in thousands)	For the Three Months Ended June 30,
	2026	2025
Total operating revenues	$35,869	$-
Operating loss (GAAP)	(149,079)	-
Adjusted operating income (non-GAAP)	7,290	-

Media & Information Services:

●	Revenue of $25.1 million, including $24.4 million from media and $0.7 million from advisory services
●	Operating loss of $75.8 million, $80.6 million of which was a non-cash goodwill impairment charge

Results reflect:

●	$22.6 million of revenue generated by Bitcoin 2026
●	Growth in Bitcoin for Corporations subscription revenue to $0.7 million
●	Expanded institutional and year-round engagement through the inaugural Deal Day, two Bitcoin for Corporations Symposiums, and continued investment in Bitcoin Magazine TV and other recurring revenue opportunities

Asset Management:

●	Revenue of $0.5 million; no performance fees were recognized during the quarter
●	Operating loss of $25.6 million, $24.6 million of which was a non-cash goodwill impairment charge

Results reflect:

●	Management fee revenue impacted by reduced asset values and volatile market conditions

Bitcoin Operations:

●	Revenue of $10.4 million from the Company’s Bitcoin treasury and derivatives strategy; this includes both gains and losses from the active management of derivatives
●	Operating loss of $41.1 million

Results reflect:

●	Derivative revenue of $9.3 million from mitigating a portion of our downside exposure to Bitcoin through protective strategies and $1.2 million of derivative revenue from our ongoing strategy of capturing income from the volatility of Bitcoin
●	Mark-to-market losses of $48.6 million associated with Bitcoin holdings and a loss of $2.2 million associated with strategic investments

Other:

●	Primarily reflects corporate overhead and advisory-related services conducted through Nakamoto Advisory

Discontinued Operations:

●	During the second quarter of 2026 we shut down our healthcare operations and reclassified current and prior year healthcare financial results to discontinued operations
●	We do not expect there to be significant expenses in future quarters

Liquidity Highlights

During the second quarter of 2026, Nakamoto paid down 45 million USDT of its Bitcoin-backed loan. The repayment was funded mainly through $48 million of net proceeds from the sale of approximately 600 Bitcoin and certain derivative positions. The company was able to reduce its interest expense and reduce leverage while preserving the majority of its Bitcoin holdings. Nakamoto had a Net Leverage – Digital Assets Ratio as of June 30, 2026 of 56%, had cash and cash equivalents of $19.1 million, and total debt of $164.7 million.

During the quarter, Nakamoto actively managed its Bitcoin as both a long-term treasury reserve asset and a component of its operating, financing and income-generating strategies. As of June 30, 2026, the Company held approximately 4,467 Bitcoin with an aggregate fair value of approximately $261.5 million.

Enterprise Value: As of June 30, 2026, the Company’s enterprise value was $216.3 million, calculated as market capitalization of $70.7 million based on common shares outstanding and our stock price of $3.95, plus notes payable of $164.7 million, less cash and cash equivalents of $19.1 million. Enterprise value is a market-based valuation reference, is not a measure of financial position prepared in accordance with GAAP, and is not intended as a substitute for any GAAP measure.

Shares Issued and Outstanding: As of June 30, 2026, Nakamoto’s shares outstanding were 17,894,943 and fully diluted shares outstanding were 22,361,728.

About Nakamoto Inc.

Nakamoto Inc. (NASDAQ: NAKA) is a Bitcoin company that owns and operates a global portfolio of Bitcoin-native enterprises spanning media & information services, asset management & financial services, and consulting & advisory services. Nakamoto is the parent company of BTC Inc, the world’s leading Bitcoin media enterprise behind Bitcoin Magazine, The Bitcoin Conference, and Bitcoin for Corporations, and of UTXO Management, a Bitcoin-native asset manager focused on public and private market investments across the Bitcoin ecosystem. For more information, visit nakamoto.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as defined under U.S. federal securities laws. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow,” “seek,” “see,” “aim,” “target,” or the negative of such terms or other variations thereof. However, the absence of these words does not mean that the statements are not forward-looking.

Forward-looking statements in this press release include, but are not limited to, statements regarding: the anticipated benefits, synergies, and strategic impact of the acquisitions of BTC Inc. and UTXO Management; the integration of acquired businesses and expected integration costs and timelines; the Company’s Bitcoin treasury and asset management strategy, including the deployment and management of its Bitcoin holdings; the Company’s Bitcoin derivatives program, including the expected generation of yield on treasury assets, capital efficiency, and the effectiveness of hedging strategies; capital allocation plans; the timing, manner, amount and completion of repurchases, if any, under the Company’s 2026 Repurchase Program; any remaining costs or liabilities associated with the closure of our legacy healthcare operations; expectations regarding the scaling of operating businesses and expansion of revenue opportunities; the Company’s financial outlook, strategic initiatives, business plans, and growth strategies; and anticipated operational performance for future periods. These forward-looking statements are inherently uncertain and involve numerous assumptions and risks. Factors that could cause actual results to differ materially from those projected include, but are not limited to: (i) the volatility of Bitcoin prices and its impact on the Company’s financial results, including mark-to-market gains and losses on Bitcoin holdings; (ii) the acquisitions of BTC Inc. and UTXO Management may not provide the anticipated benefits, including the inability of the acquired businesses to maintain or grow their current levels of earnings, the Company’s inability to successfully realize cross-selling opportunities, or difficulties and unanticipated costs relating to integration; (iii) risks related to the Company’s existing indebtedness, including near-term debt maturities, collateral-maintenance requirements, the risk of margin or collateral calls and forced liquidation of pledged Bitcoin, covenant compliance, and cross-default risk; (iv) the performance of the Company’s Bitcoin derivatives strategy and the risk that hedging or income strategies do not perform as expected; (v) assumptions underlying the Company’s goodwill and asset impairment analyses; (vi) the seasonality and cyclicality of the Company’s conference and events business; (vii) the performance of, and redemptions from, funds managed by the Company’s asset-management business; (viii) the Company’s ability to execute on new products and initiatives; (ix) regulatory developments affecting digital assets and the Company’s business operations; (x) the Company may not repurchase any shares under the 2026 Repurchase Program; and (xi) other important factors detailed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that are filed, or will be filed, with the SEC and that are or will be available on the Company’s website at www.nakamoto.com and on the website of the SEC at www.sec.gov.

All forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nothing contained herein constitutes an offer to buy or sell securities of Nakamoto or any other party, nor does it constitute a solicitation of any proxy or vote. Past performance is not indicative of future results.

Non-GAAP Financial Measures

This press release presents three supplemental measures: adjusted operating income (loss), net leverage – digital asset ratio and fully diluted shares outstanding. We define Adjusted operating income (loss) as GAAP operating income (loss) adjusted to exclude the change in fair value of digital assets, impairment of goodwill, (gain) loss on investments, transaction-related general and administrative expenses, depreciation and amortization, and transaction-related compensation. Management uses Adjusted operating income (loss) to evaluate the operating performance of its businesses apart from these items; because the measure excludes items that can be significant, it has material limitations, should not be viewed in isolation, and should be considered together with GAAP operating income (loss). We define net leverage – digital asset ratio as net debt divided by digital assets, where net debt consists of notes payable, net, less cash and cash equivalents. We define fully diluted shares outstanding as common shares outstanding and all options, warrants, holdback shares for the BTC Inc. and UTXO Management acquisitions, restricted stock units and shares to be issued upon delivery of letters of transmittal from BTC Inc. stockholders.

Management uses adjusted operating income (loss), to assess the operating results of our businesses without the effects changes in the fair value of our digital asset holdings, goodwill impairment, gains and losses on investments, depreciation and amortization and transaction-related items, and believes it is useful to investors for that purpose. Adjusted operating income (loss) excludes changes in the fair value of our digital asset holdings and gains and losses on investments but includes derivative revenue, which itself may be affected by movements in the price of Bitcoin. Management uses net leverage – digital asset ratio to assess the coverage of our borrowings by our digital asset holdings net of cash on hand and to monitor the relationship between the Company’s indebtedness and its digital asset holdings; however, this measure has significant limitations because a substantial portion of the Company’s Bitcoin is pledged as collateral and subject to contractual transfer restrictions and because the digital assets in the denominator are subject to significant price volatility, and it is not a measure of the Company’s ability to satisfy its obligations.

Non-GAAP financial measures are financial measures that are derived from consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP financial measures are subject to material limitations as they are not measurements prepared in accordance with GAAP, and are not a substitute for such measurements. We use these non-GAAP financial measures and other key metrics internally to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. We believe these non-GAAP financial measures, when taken collectively, may be helpful to investors because they facilitate period-to-period comparison of our operating results by excluding the items described above, which vary in amount and timing between periods. However, non-GAAP financial measures have limitations as an analytical tool and are presented for supplemental informational purposes only. They should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies, including companies in our industry, may report adjusted operating income (loss), net leverage – digital asset ratio and similar supplemental share counts, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliations included herein.

Other Financial Disclosures

References to Bitcoin 2023 flagship conference revenue were derived from the audited financial statements of BTC Inc. for the fiscal year ending December 31, 2023.

Media Contact

Carissa Felger / Sam Cohen

Gasthalter & Co.

(212) 257-4170

Nakamoto@gasthalter.com

Investor Relations Contact

Steven Lubka

VP of Investor Relations

(615) 701-8889

Investors@nakamoto.com

Statement of Operations

(In thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited)	2026	2025	2026	2025

Operating revenues:
Media	$24,055	$-	$24,464	$-
Advisory	930	-	1,440	-
Asset management	466	-	675	-
Derivative	10,418	-	11,489	-
Total operating revenues	35,869	-	38,068	-

Operating expenses:
Cost of revenue	15,129	-	15,361	-
Compensation	9,588	-	16,099	-
General and administrative	4,697	-	14,248	-
Depreciation and amortization	2,432	-	3,529	-
Impairment of goodwill	105,176		105,176
Loss on change in fair value of digital assets	48,711	-	151,196	-
(Gain) loss on investments	(785)	-	7,100	-
Total operating expenses	184,948	-	312,709	-

Operating loss	(149,079)	-	(274,641)	-

Non-operating income (expense):
Other income, net	472	-	277	-
Interest expense	(4,016)	-	(8,236)	-
Change in fair value of call option asset - related party	-	-	(107,744)	-
Total non-operating income (expense)	(3,544)	-	(115,703)	-

Net loss from continuing operations before benefit from income taxes	(152,623)	-	(390,344)	-

Benefit from income taxes	21,424	-	21,424	-
Net loss from continuing operations	(131,199)	-	(368,920)	-
Net loss from discontinued operations	(1,798)	(2,414)	(2,853)	(3,452)
Net loss	$(132,997)	$(2,414)	$(371,773)	$(3,452)

Net loss per common stock - basic and diluted
Net loss per common share - continuing operations	$(6.56)	$-	$(20.53)	$-
Net loss per common share - discontinued operations	$(0.09)	$(14.20)	$(0.16)	$(21.44)
Net loss per common share	$(6.65)	$(14.20)	$(20.69)	$(21.44)

Weighted average shares outstanding - basic and diluted	20,000	170	17,967	161

All share and per-share amounts reflect the Company’s 1-for-40 reverse stock split effective May 22, 2026, and have been retroactively adjusted for all periods presented.

Segments

($ in thousands)	For the Three Months Ended June 30, 2026
	Media & Information Services	Asset Management	Bitcoin Operations	Other	Eliminations	Total
Operating revenues:
Media	$24,428	$-	$-	$-	$(373)	$24,055
Advisory	714	-	-	216	-	930
Asset management	-	466	-	-	-	466
Derivative	-	-	10,418	-	-	10,418
Total operating revenues	25,142	466	10,418	216	(373)	35,869

Operating expenses:
Cost of revenue	14,643	-	486	-	-	15,129
Compensation	5,721	433	86	3,348	-	9,588
General and administrative	1,157	321	171	3,421	(373)	4,697
Depreciation and amortization	1,669	763	-	-	-	2,432
Impairment of goodwill	80,595	24,581	-	-	-	105,176
Loss on change in fair value of digital assets	104	-	48,607	-	-	48,711
(Gain) loss on investments	(2,947)	-	2,162	-	-	(785)
Total operating expenses	100,942	26,098	51,512	6,769	(373)	184,948

Operating income (loss) (GAAP)	$(75,800)	$(25,632)	$(41,094)	$(6,553)	$-	$(149,079)

Adjustments
Loss on change in fair value of digital assets	104	-	48,607	-	-	48,711
Impairment of goodwill	80,595	24,581	-	-	-	105,176
(Gain) loss on investments	(2,947)	-	2,162	-	-	(785)
Depreciation and amortization	1,669	763	-	-	-	2,432
Transaction-related compensation	-	-	-	835	-	835
Total adjustments	79,421	25,344	50,769	835	-	156,369

Adjusted operating income (loss) (non-GAAP)	$3,621	$(288)	$9,675	$(5,718)	$-	$7,290

($ in thousands)	For the Six Months Ended June 30, 2026
	Media & Information Services	Asset Management	Bitcoin Operations	Other	Eliminations	Total
Operating revenues:
Media	$24,905	$-	$-	$-	$(441)	$24,464
Advisory	1,070	-	-	370	-	1,440
Asset management	-	675	-	-	-	675
Derivative	-	-	11,489	-	-	11,489
Total operating revenues	25,975	675	11,489	370	(441)	38,068

Operating expenses:
Cost of revenue	14,720	-	641	-	-	15,361
Compensation	7,813	672	378	7,236	-	16,099
General and administrative	1,814	417	317	12,141	(441)	14,248
Depreciation and amortization	2,436	1,093	-	-	-	3,529
Impairment of goodwill	80,595	24,581	-	-	-	105,176
Loss on change in fair value of digital assets	104	-	151,092	-	-	151,196
(Gain) loss on investments	(2,947)	-	10,047	-	-	7,100
Total operating expenses	104,535	26,763	162,475	19,377	(441)	312,709

Operating income (loss) (GAAP)	$(78,560)	$(26,088)	$(150,986)	$(19,007)	$-	$(274,641)

Adjustments
Loss on change in fair value of digital assets	104	-	151,092	-	-	151,196
Impairment of goodwill	80,595	24,581	-	-	-	105,176
(Gain) loss on investments	(2,947)	-	10,047	-	-	7,100
Transaction-related general and administrative	-	-	-	6,061	-	6,061
Depreciation and amortization	2,436	1,093	-	-	-	3,529
Transaction-related compensation	-	-	10	1,679	-	1,689
Total adjustments	80,188	25,674	161,149	7,740	-	274,751

Adjusted operating income (loss) (non-GAAP)	$1,628	$(414)	$10,163	$(11,267)	$-	$110

Net Leverage – Digital Assets Ratio

The following table provides the calculation of our Net Leverage – Digital Assets Ratio:

($ in thousands)	As of June 30, 2026
Net debt:
Notes payable, net	$164,704
Less cash and cash equivalents	(19,072)
Net debt	145,632

Digital assets	261,714

Net Leverage - Digital Assets Ratio	56%

As of June 30, 2026, 3,805 of our 4,467 Bitcoin are pledged as collateral for our note payable.

Reconciliation of Common Shares Outstanding to Fully Diluted Shares Outstanding

The following table presents a reconciliation of Common Shares Outstanding to Fully Diluted Shares Outstanding, the most directly comparable GAAP measure:

June 30, 2026
Common Shares Outstanding (GAAP)	17,894,943
Options	1,772,158
Pre-Funded Warrants	1,092,624
Holdback Shares for BTC Inc and UTXO Acquisitions	687,089
Restricted Stock Units	485,779
Shares to be Issued Upon Letters of Transmittal	416,966
Cash Warrants - Tradeable	9,624
Cash Warrants - Non-Tradeable	2,545
Fully Diluted Shares Outstanding (non-GAAP)	22,361,728

All share and per-share amounts reflect the Company’s 1-for-40 reverse stock split effective May 22, 2026, and have been retroactively adjusted for all periods presented.